Exhibit 99.1
S1 CORPORATION BOARD OF DIRECTORS REJECTS ACI PROPOSAL
NORCROSS, GA — August 2, 2011— S1 Corporation (Nasdaq: SONE) announced today that its Board of Directors, after thorough consideration and consultation with its legal and financial advisors, has rejected ACI Worldwide, Inc.’s (“ACI”) previously announced proposal to acquire S1. The Board unanimously concluded that pursuing discussions with ACI at this time is not in the best financial or strategic interests of S1 and its stockholders. In doing so, the Board affirmed its commitment to S1’s pending business combination with Fundtech.
“The S1 Board gave careful consideration to each of the proposed terms and conditions of ACI’s proposal. In the end, the Board determined that ACI’s proposal is not in the best interests of S1 and its stockholders. We believe that continuing to execute on our long-term business plan, which includes the business combination with Fundtech, will best help us maximize stockholder value and achieve our strategic goals,” stated John W. Spiegel, Chairman of the Board of Directors of S1.
About S1 Corporation
Leading banks, credit unions, retailers, and processors need technology that adapts to the complex and challenging needs of their businesses. These organizations want solutions that can respond quickly to changes in the marketplace and help grow their businesses. For more than 20 years, S1 Corporation (NASDAQ: SONE) has been a leader in developing software products that offer flexibility and reliability. Over 3,000 organizations worldwide depend on S1 for payments, online banking, mobile banking, voice banking, branch banking and lending solutions that deliver a competitive advantage. More information is available at www.s1.com.
Forward Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, those regarding any transaction with Fundtech or ACI Worldwide and other statements that are not historical facts. These statements involve risks and uncertainties including those detailed in S1’s Annual Reports on Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. S1 disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
In connection with the proposed transaction with Fundtech, S1 and Fundtech intend to file relevant materials with the SEC and other governmental or regulatory authorities, including a proxy statement and information statement, respectively. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT S1, FUNDTECH AND THE TRANSACTION. The proxy statement, information statement and certain other relevant materials (when they become available) and any other documents filed by S1 or Fundtech with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC (i) by contacting S1’s Investor Relations at (404) 923-3500 or by accessing S1’s investor relations website at www.s1.com; or (ii) by contacting Fundtech’s Investor Relations at (201) 946-1100 or by accessing Fundtech’s investor relations website at www.fundtech.com. Investors are urged to read the proxy statement and information statement and the other relevant materials when they become available before making any voting or investment decision with respect to the transaction.
Participants in the Solicitation
S1, Fundtech and their respective executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the transaction between the companies. Information about the executive officers and directors of S1 and the number of shares of S1’s common stock beneficially owned by such persons is set forth in the proxy statement for S1’s 2011 Annual Meeting of Stockholders which was filed with the SEC on April 8, 2011. Information about the executive officers and directors of Fundtech and the number of Fundtech’s ordinary shares beneficially owned by such persons is set forth in the annual report on Form 20-F which was filed with the SEC on May 31, 2011. Investors may obtain additional information regarding the direct and indirect interests of S1, Fundtech and their respective executive officers and directors in the transaction by reading the proxy statement and information statement regarding the transaction with Fundtech when they become available.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Contact:
S1 Corporation
Paul M. Parrish
Chief Financial Officer
404.923.3500
paul.parrish@s1.com